                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           VIMRx PHARMACEUTICALS INC.


          The undersigned, the President of VIMRx PHARMACEUTICALS INC., a Delaware corporation (the "Corporation"), does hereby execute the following Amended and Restated Certificate of Incorporation pursuant to Sections 242(b) and 245 of the Delaware General Corporation Law:

          1.  The name of the Corporation is:

                    VIMRx PHARMACEUTICALS INC.

          2. The Corporation was originally incorporated under the name of "Cellular Immunology Corporation" and the original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on December 30, 1986.

          3. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirely as follows:

          "FIRST:  The name of the Corporation is:

                   VIMRx PHARMACEUTICALS INC.

          SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
The name of its registered agent at such address is The Corporation Trust
Company.

          THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may, now or hereafter, be organized under the Delaware General Corporation Law ("Delaware Law").

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Forty Million (40,000,000), all of which shall be common stock with a par value of $.001.

          FIFTH: Except to the extent otherwise specifically provided in the Bylaws of the Corporation, the Board of Directors may adopt, amend or repeal the Bylaws of the Corporation.

          SIXTH: No election of directors of the Corporation need be by written ballot unless the Bylaws of the Corporation so provide.

          SEVENTH:  The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. The Corporation shall advance expenses to the fullest extent permitted by said Section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          EIGHTH: To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director shall be personally liable to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director.
Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit.

          NINTH: Neither the amendment or repeal of Articles SEVENTH or EIGHTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with such Articles shall adversely affect any right or protection existing under such Articles at the time of such amendment, repeal or adoption."

          4. The seven million nine hundred forty seven thousand seven hundred twenty-four (7,947,724) shares of common stock, $.01 par value, of the Corporation presently issued and outstanding are hereby converted and changed into an aggregate of four million seven hundred sixty thousand four hundred twenty-one (4,760,421) issued and outstanding shares of the new class of common stock, $.001 par value, of the Corporation at the rate of .59896544 new shares of $.001 par value for each outstanding share of $.01 par value, rounded up to the next whole share with respect to the aggregate number of newly converted shares to be issued to each holder of record of $.01 par value shares, all such newly converted shares to be restricted from sale, assignment or transfer prior to August 31, 1991, the certificates for such shares to be legended accordingly, and any purported sale, assignment or transfer prior to such date to be void and of no force or effect.

          5. The foregoing amendment to the Certificate of Incorporation of the Corporation was adopted by vote of the Board of Directors and the written consent of the holders of a majority of the outstanding capital stock of the Corporation in accordance with Sections 228, 242 and 245 of the Delaware Law. Prompt notice thereof has been given to those stockholders who have not so consented in writing, in accordance with

Section 228 of the Delaware Law.

          IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of July, 1990.


                                      /s/ Richard F. Maradie
                                    ------------------------
                                    Richard F. Maradie
                                    President


Attest:     /s/ Barbara Freides
          ---------------------
          Barbara Freides
          Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           VIMRx PHARMACEUTICALS INC.



                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware


          VIMRx Pharmaceuticals Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. The name of the Corporation is VIMRx Pharmaceuticals Inc. and the name under which the Corporation originally was incorporated is Cellular Immunology Corporation.

          2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 30, 1986.

          3. The Amended and Restated Certificate of Incorporation of the Corporation as heretofore amended or supplemented, is hereby further amended by striking out "Article FOURTH" and substituting in lieu thereof a new "Article FOURTH" changing the authorized capital stock of the Corporation to read as follows:

          "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Sixty Million (60,000,000), all of which shall be common stock with a par value of $.001."

          4. The amendment to the Amended and Restated Certificate of Incorporation, herein certified has been duly adopted in the manner and by the vote prescribed by Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its President and attested by its Secretary this 12th day of June, 1993.

                              VIMRx PHARMACEUTICALS INC.


                                    By   /s/ Richard I. Podell
                                       -----------------------
                                             Richard I. Podell
                                             President
Attest:

By:   /s/ Lowell S. Lifschultz
    ---------------------------
          Lowell S. Lifschultz
          Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           VIMRx PHARMACEUTICALS INC.



                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware


          VIMRx Pharmaceuticals Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. The name of the Corporation is VIMRx Pharmaceuticals Inc. and the name under which the Corporation originally was incorporated is "Cellular Immunology Corporation."

          2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 30, 1986.

          3. The Amended and Restated Certificate of Incorporation of the Corporation as heretofore amended or supplemented (the "Certificate of Incorporation"), is hereby further amended by striking out "Article IV" and substituting in lieu thereof a new "Article IV" changing the authorized capital stock of the Corporation to read as follows:

          "FOURTH:

          The authorized capitol stock of the Corporation shall consist of one hundred twenty million (120,000,000) shares, consisting of one hundred twenty million (120,000,000) shares of Common Stock, each having a par value of $.001 (the "Common Stock")."

          4. The amendment to the Certificate of Incorporation herein certified has been duly adopted in the manner and by the vote prescribed by Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by a duly authorized officer of the Corporation and attested by its Secretary this 20th day of June, 1996.

                              VIMRx PHARMACEUTICALS INC.


                              By:   /s/ Richard L. Dunning
                                    ----------------------
                                    Richard L. Dunning
                                    President and Chief Executive Officer

Attest:

By:  /s/ Lowell S. Lifschultz
     ------------------------
     Lowell S. Lifschultz
     Secretary

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                      and
                               REGISTERED OFFICE


          VIMRx PHARMACEUTICALS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          The present registered agent of the corporation is The Corporation Trust Company and the present registered office of the corporation is in the county of New Castle.

          The Board of Directors of VIMRx PHARMACEUTICALS INC. adopted the following resolution on the 6th of February, 1997.


          RESOLVED, that the registered office of the Corporation in the State of Delaware be and it hereby is changed to 2751 Centerville Road in the City of Wilmington, County of New Castle and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and VIMRx PHARMACEUTICAL INC. shall be and is hereby constituted and appointed the registered agent of this corporation at the above address of its registered office.

IN WITNESS WHEREOF, VIMRx PHARMACEUTICALS INC. has caused this statement to be signed by Richard L. Dunning, its President this 10th day of March, 1997.

                              By:   /s/ Richard L. Dunning
                                    ----------------------
                                        Richard L. Dunning
                                        President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           VIMRx PHARMACEUTICALS INC.

                    ----------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                    ----------------------------------------


     VIMRx Pharmaceuticals Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. The name of the Corporation is VIMRx Pharmaceuticals Inc. and the name under which the Corporation originally was incorporated was "Cellular Immunology Corporation."

          2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 13, 1986.

          3. The Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented (the "Certificate of Incorporation"), is hereby further amended by striking out "Article IV" and substituting in lieu thereof a new "Article IV" changing the authorized capital stock of the Corporation to read as follows:

     "FOURTH:

     A. The authorized capital stock of the Corporation shall consist of one hundred twenty million one hundred fifty thousand (120,150,000) shares, consisting of one hundred twenty million (120,000,000) shares of Common Stock, each having a par value of $.001 (the "Common Stock"), and one hundred fifty thousand (150,000) shares of Preferred Stock, each having a par value of $.001 (the "Preferred Stock").

     B. The Board of Directors hereby creates and establishes and authorizes the issuance of a first series of preferred stock, such series to consist of 150,000 shares of this Corporation's authorized and unissued Preferred Stock, each share having a par value of $.001, and the Board of Directors hereby fixes the designation of such series as "Series A Cumulative Convertible Preferred Stock" (hereinafter referred to as the "Preferred Stock") and fixes the number of shares constituting such series at 150,000, and hereby determines the powers, preferences, rights, qualifications, limitations and restrictions of such series as follows:

                                   Section 1.
                                   Dividends


     (a) The holders of the Preferred Stock shall be entitled to receive dividends thereon at the rate of 6% of the Liquidation Preference (as defined in Section 2) per share per annum, (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) as and when declared by the Board of Directors, before any dividend or distribution shall be declared, set apart for, or paid upon the Common Stock of the Corporation, which dividend shall be payable in additional shares of Preferred Stock, each valued at their Liquidation Preference. The dividends on the Preferred Stock shall be cumulative, so that if the Corporation fails in any fiscal year to pay such dividends on all of the issued and outstanding Preferred Stock, such deficiency in the dividends shall be fully paid before any dividends or distributions shall be paid on or set apart for the Common Stock. All dividends and distributions on the Preferred Stock shall be made pro rata per share to all holders of Preferred Stock; provided, however, that, notwithstanding the foregoing, until all cumulative dividends on the Preferred Stock shall have been fully paid, all dividends and distributions on the Preferred Stock shall be made ratably to the holders thereof in proportion to the respective amounts that would be payable on such shares if such dividend arrearages were paid in full. Such dividends shall accrue annually on the anniversary of the Original Issuance Date (as defined in Section 3(d)).

     (b) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

                                   Section 2.
                               Liquidation Rights


     (a) Treatment at Liquidation, Dissolution or Winding Up.

         (i) Except as otherwise provided in Section 2(b) below, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, before payment or distribution of any of such assets to the holders of any other class of the corporation's capital stock, an amount equal to $1,000 per share of Preferred Stock (the "Liquidation Preference,") which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event affecting such shares), and shall include any accrued but unpaid dividends.

         (ii) After payment shall have been made in full to the holders of Preferred Stock pursuant to Section 2(a)(i) hereof or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of Preferred Stock to be available for such payment, the remaining assets of the Corporation shall be distributed ratably to the holders of Common Stock to the exclusion of the Preferred Stock.

         (iii) If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of Preferred Stock of all amounts distributable to them under Section 2(a)(i) hereof, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

     (b) Treatment of Reorganizations, Consolidations, Mergers and Sales of Assets. A consolidation or merger of the Corporation with or into another unaffiliated corporation or a sale of all or substantially all of the assets of the Corporation, shall not be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 2, but shall result in conversion of the Preferred Stock into Common Stock as set forth in
Section 3(c).

     (c) Distributions Other Than Cash. The value of any distribution provided for in this Section 2, or portion thereof, payable in property other than cash shall be the fair value (as determined by the Board of Directors in good faith) of such property at the time of such distribution.

                                   Section 3.
                                   Conversion


     The holders of Preferred Stock shall have conversion rights (the "Conversion Rights") and the Preferred Stock shall be subject to conversion, as follows:

     (a) Right to Convert; Conversion Price. Each share of Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after eighteen (18) months after the Original Issuance Date (as defined in Section 3(d) below), at the office of the Corporation or any transfer agent for the Preferred Stock, into such whole number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1,000 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder of Preferred Stock (the "Conversion Price") shall initially be the highest average of closing bid prices per share of Common Stock on the principal market on which such Common Stock trades for any sixty (60) consecutive trading day period commencing with the Original Issuance Date and ending on the date which is eighteen (18) months from such date, but in no event shall such Conversion Price be less than $5.50 or greater than $7.50. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which Preferred Stock is convertible, as hereinafter provided. The right of conversion with respect to any shares of Preferred Stock which the Corporation redeems pursuant to Section 5(a) hereof shall terminate at the close of business on the Redemption Date (as defined in Section 5 of this Certificate of Designations), unless the Corporation shall default in the payment of the redemption price for such shares of Preferred Stock, in which case such termination shall occur upon payment of the redemption price of such shares.

     (b) Mechanics of Conversion; Dividends; Fractional Shares. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. At the time of each conversion of shares of Preferred Stock, the Corporation shall also issue shares of Common Stock in an amount equal to all dividends declared and unpaid on the shares of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to occur, valued at the Conversion Price. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (c)  Automatic Conversion.

          (i) Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price:

               (1) on the date which is seven (7) years after the Original Issuance Date; or

               (2) immediately prior to the effective time of any merger, sale of assets, reorganization or like event in which the Corporation is not the surviving entity (if such event occurs prior to eighteen months from the Original Issuance Date, then the Conversion Price shall be equal to the fair value of the consideration to be received by the holder of a share of Common Stock, as determined in good faith by the Corporation's Board of Directors, but in no event greater than $7.50), or

               (3) upon the written election of the holders of not less than a majority in voting power of the then outstanding shares of Preferred Stock to require such mandatory conversion.

          (ii) Upon the occurrence of an event specified in Section 3(c)(i) hereof, all shares of Preferred Stock shall be converted automatically without any further action by any holder of such shares and whether or not the certificate(s) representing such shares are surrendered to the Corporation or the transfer agent for the Preferred Stock; provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificate(s) evidencing such shares of Preferred Stock being converted are either delivered to the Corporation or the transfer agent for the Preferred Stock, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith ("Indemnity Agreement"), except that such holder shall not be required to provide any indemnity bond. Upon the automatic conversion of Preferred Stock, each holder of Preferred Stock shall surrender the certificate(s) representing such holder's shares of Preferred Stock or the aforesaid Indemnity Agreement at the office of the Corporation or of the transfer agent for the Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate(s), a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon the automatic conversion of Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

     (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date on which shares of the Preferred Stock are first issued (the "Original Issuance Date") effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issuance Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (e)  Adjustment for Certain Dividends and Distributions.

          (1) In the event the Corporation at any time or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

               (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (2) For the purposes of Section 3(e)(1) hereof, the total number of shares of Common Stock deemed to be issued and outstanding shall include (i) all shares of Common Stock issuable on conversion of all shares of Preferred Stock outstanding and (ii) all shares of Common Stock issued and outstanding and entitled to receive such dividend.

     (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, including a cash dividend, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation and/or cash that they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for herein during such period.

     (g) Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for in Section 3(c), then and in each such event the holder of each such share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

     (h)  [INTENTIONALLY OMITTED]

     (i) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

          (1) Subject always to Section 3(i)(5), in the event that at any time or from time to time after the Original Issuance Date, through and including the date which ends eighteen (18) months after the Original Issuance Date, but not thereafter, the corporation shall issue any shares of Common Stock or securities convertible into or exercisable to purchase shares of Common Stock ("Additional Shares of Common Stock") excluding shares issued upon a stock split or combination as provided in Section 3(d) or as a dividend or distribution as provided in Sections 3(e) or (f)), without consideration or for a consideration per share less than the Conversion Price in effect on the date of, and immediately prior to, the issuance or deemed issuance of such Additional Shares of Common Stock, (which shall include the assumed conversion of all convertible securities and the assumed exercise of all convertible securities or rights to purchase shares of Common Stock in accordance with the terms of such convertible securities or rights to purchase Common Stock), then and in such event, the applicable Conversion Price then in effect shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction:

               (A) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issue plus (y) the number of shares of Common Stock which the aggregate consideration received or deemed to have been received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect on the date of, and immediately prior to, the issuance or deemed issuance of such Additional Shares of Common Stock, and

               (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued or deemed to be issued.

          (2) For the purposes of Section 3(i) (1) hereof, all shares of Common Stock issuable upon conversion of shares of Preferred Stock outstanding immediately prior to any issue of Additional Shares of Common Stock, or any event with respect to which Additional Shares of Common Stock shall be deemed to be issued, shall be deemed to be outstanding; and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 3(i)(l) such Additional Shares of Common Stock shall be deemed to be outstanding.

          (3) Notwithstanding anything to the contrary contained herein, the applicable Conversion Price in effect at the time Additional Shares of Common Stock are issued or deemed to be issued shall not be reduced pursuant to Section 3(i)(1) hereof at such time if the amount of such reduction would be an amount less than $. 01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

          (4) Determination of Consideration. For purposes of this Section 3(i) , the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (i)  Cash and Property:  Such consideration shall:

                    (A) insofar as it consists of cash, be computed at the aggregate amounts of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                    (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                    (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

               (ii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(i)(1) , relating to options, warrants or rights to purchase Common Stock, and convertible securities, shall be determined by dividing (W) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such options or convertible securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such options or the conversion or exchange of such convertible securities, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities, by (X) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such options or the conversion or exchange of such convertible securities. (5)Notwithstanding any other provision of this Section 3(i), there shall be no deemed issuance of Additional Shares of Common Stock upon (A) issuance of any shares of Preferred Stock as a dividend on the Preferred Stock, (B) conversion of any Preferred Stock, (C) exercise of any options or warrants issued and outstanding on the Original Issuance Date,
(D) grant or exercise of any options to purchase Common Stock pursuant to the Corporation's Stock Option Plan as in effect on the Original Issuance Date or any subsequent amendment thereof which is approved by the Corporation's stockholders pursuant to Securities and Exchange Commission regulations, or (E) the sale for cash of no more than 3,333,334 shares of Common Stock for aggregate gross proceeds of no more than $10,000,000, at a gross per-share price of no less than $3.00. In the event that the gross per-share sale price of a share of Common Stock under Section 3(i)(5)(E) shall be less than $3.00, then the difference between $3.00 and the actual gross per- share sale price shall be subtracted from the Conversion Price utilized in the calculation set forth in
Section 3(i)(1)(A)(y).

     (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of Preferred Stock.

     (k) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     (l) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Preferred Stock.

     (m) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of any shares of Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer to a name other than that of the holder of such Preferred Stock.

                                   Section 4.
                                 Voting Rights

     Except as otherwise required by law or by Section 7, the holders of Preferred Stock shall not have the right to vote on any matter submitted to a vote of the stockholders of the Corporation. With respect to all questions as to which, under law, stockholders are entitled to vote by classes, the holders of Preferred Stock shall vote together as a single class separately from the holders of Common Stock.

                                   Section 5.
                         No Reissuance Preferred Stock


     No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                                   Section 6.
                              Protective Covenant


     The Corporation shall not, without the affirmative vote or written consent of the holders of a majority of the then issued and outstanding shares of Preferred Stock, amend its Certificate of Incorporation to provide for the creation or issuance of any class or series of capital stock which shall rank pari passu or senior to the Preferred Stock in priority to receive the liquidation preference on the Preferred Stock."

     4. The amendment to the Certificate of Incorporation herein certified has been duly adopted in the manner and by the vote prescribed by Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Richard L. Dunning, its President, and attested by Lowell S. Lifschultz, its Secretary, as of this 16th day of December, 1997.



                         VIMRx PHARMACEUTICALS INC.


                         By:   /s/ Richard L. Dunning
                             -------------------------------------------
                                   Richard L. Dunning
                                   President and Chief Executive Officer

Attest:

By:   /s/ Lowell S. Lifschultz
    --------------------------
          Lowell S. Lifschultz
          Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           VIMRX PHARMACEUTICALS INC.

                  ============================================

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                  ==============================================

     VIMRX Pharmaceuticals Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. The name of the Corporation is VIMRX Pharmaceuticals Inc. and the name under which the Corporation originally was incorporated was "Cellular Immunology Corporation."

          2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 13, 1986.

          3. The Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented (the "Certificate of Incorporation"), is hereby further amended by striking out "Article I" and substituting in lieu thereof a new "Article I" changing the name of the Corporation to read as follows:

          "FIRST:  The name of the Corporation is:
                   Nexell Therapeutics Inc."

          4. The Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented (the "Certificate of Incorporation"), is hereby further amended by striking out "Article IV" and substituting in lieu thereof a new "Article IV" changing the authorized capital stock of the Corporation to read as follows:

          "FOURTH

     A. The authorized capital stock of the Corporation shall consist of one hundred sixty-one million, one hundred fifty thousand (161,150,000) shares, consisting of one hundred sixty million (160,000,000) shares of Common Stock, each having a par value of $.001 (the "Common Stock"), and one million, one hundred fifty thousand (1,150,000) shares of Preferred Stock, each having a par value of $.001 (the "Preferred Stock").

     B. The Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized. Each series of Preferred Stock shall be distinctively designated by letter or descriptive words. All series of Preferred Stock shall rank equally and be identical in all respects except as provided by this Article FOURTH or in a resolution of the Board of Directors providing for the issuance of any series of Preferred Stock.

     C. Authority is hereby expressly vested in the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and in connection with the creation of each such series to fix by the resolution or resolutions providing for the issue of shares thereof the designations, preferences, limitations and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware, including, without limitation:

          (1) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (but not above the total number of authorized shares of the Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) from time to time by a resolution or resolutions of the Board of Directors, all subject to the conditions or restrictions set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock;

          (2) the dividend rate payable on shares of such series, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividend shall bear to the dividends payable on any other class or classes or any other series of capital stock (except as otherwise expressly provided in this Certificate of Incorporation), and whether such dividends shall be cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

          (3) whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to redemption, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed by the Corporation;

          (4) the amount or amounts payable upon the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the preferences or relation which such payments shall bear to such payments made on any other class or classes or any other series of capital stock (except as otherwise expressly provided in this Certificate of Incorporation);

          (5) whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes of capital stock of the Corporation, or any series thereof, or for any other series of the same class of capital stock of the Corporation or for debt of the Corporation evidenced by an instrument of indebtedness, and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (6) whether the holders of shares of such series shall have any right or power to vote or to receive notice of any meeting of stockholders, either generally or as a condition to specified corporate action; and

          (7) any other preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as may be permitted by the laws of the State of Delaware and as shall not be inconsistent with this Article FOURTH.

     D. Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares, but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as a part of another series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock.

     E. Except as otherwise provided by the resolution or resolutions providing for the issuance of any series of Preferred Stock, or in subsection H of this Article FOURTH, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issuance of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

     F. Except as otherwise provided by the resolution or resolutions providing for the issuance of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amounts to which they shall be entitled pursuant to the resolution or resolutions providing for the issuance of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

     G. The holders of Preferred Stock shall not have any preemptive rights except to the extent such rights shall be specifically provided for in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors.

     H. The Board of Directors hereby creates and establishes and authorizes the issuance of a first series of preferred stock, such series to consist of 150,000 shares of this Corporation's authorized and unissued Preferred Stock, each share having a par value of $.001, and the Board of Directors hereby fixes the designation of such series as "Series A Cumulative Convertible Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock") and fixes the number of shares constituting such series at 150,000, and hereby determines the powers, preferences, rights, qualifications, limitations and restrictions of such series as follows:

                                   SECTION 1.
                                   DIVIDENDS


     (a) The holders of the Series A Preferred Stock shall be entitled to receive dividends thereon at the rate of 6% of the Liquidation Preference (as defined in Section 2) per share per annum, (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) as and when declared by the Board of Directors, before any dividend or distribution shall be declared, set apart for, or paid upon the Common Stock of the Corporation, which dividend shall be payable in additional shares of Series A Preferred Stock, each valued at their Liquidation Preference. The dividends on the Series A Preferred Stock shall be cumulative, so that if the Corporation fails in any fiscal year to pay such dividends on all of the issued and outstanding Series A Preferred Stock, such deficiency in the dividends shall be fully paid before any dividends or distributions shall be paid on or set apart for the Common Stock. All dividends and distributions on the Series A Preferred Stock shall be made pro rata per share to all holders of Series A Preferred Stock; provided, however, that, notwithstanding the foregoing, until all cumulative dividends on the Series A Preferred Stock shall have been fully paid, all dividends and distributions on the Series A Preferred Stock shall be made ratably to the holders thereof in proportion to the respective amounts that would be payable on such shares if such dividend arrearages were paid in full. Such dividends shall accrue annually on the anniversary of the Original Issuance Date (as defined in Section 3(d)).

     (b) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

                                   SECTION 2.
                               LIQUIDATION RIGHTS

     (a)  Treatment at Liquidation, Dissolution or Winding Up.

          (i) Except as otherwise provided in Section 2(b) below, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, before payment or distribution of any of such assets to the holders of any other class of the corporation's capital stock, an amount equal to $1,000 per share of Series A Preferred Stock (the "Liquidation Preference"), which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event affecting such shares), and shall include any accrued but unpaid dividends.

          (ii) After payment shall have been made in full to the holders of Series A Preferred Stock pursuant to Section 2(a)(i) hereof or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of Series A Preferred Stock to be available for such payment, the remaining assets of the Corporation shall be distributed ratably to the holders of Common Stock to the exclusion of the Series A Preferred Stock.

          (iii) If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of Series A Preferred Stock of all amounts distributable to them under Section 2(a)(i) hereof, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of Series A Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

     (b) Treatment of Reorganizations, Consolidations, Mergers and Sales of Assets. A consolidation or merger of the Corporation with or into another unaffiliated corporation or a sale of all or substantially all of the assets of the Corporation, shall not be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 2, but shall result in conversion of the Series A Preferred Stock into Common Stock as set forth in Section 3(c).

     (c) Distributions Other Than Cash. The value of any distribution provided for in this Section 2, or portion thereof, payable in property other than cash shall be the fair value (as determined by the Board of Directors in good faith) of such property at the time of such distribution.

                                   SECTION 3.
                                   CONVERSION

     The holders of Series A Preferred Stock shall have conversion rights (the "Conversion Rights") and the Series A Preferred Stock shall be subject to conversion, as follows:

     (a) Right to Convert; Conversion Price. Each share of Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after June 17, 1999, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such whole number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1,000 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder of Series A Preferred Stock (the "Conversion Price") shall initially be $2.75. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which Series A Preferred Stock is convertible, as hereinafter provided. The right of conversion with respect to any shares of Series A Preferred Stock which the Corporation redeems pursuant to
Section 5(a) hereof shall terminate at the close of business on the Redemption Date (as defined in Section 5 of this Certificate of Designations), unless the Corporation shall default in the payment of the redemption price for such shares of Series A Preferred Stock, in which case such termination shall occur upon payment of the redemption price of such shares.

     (b) Mechanics of Conversion; Dividends; Fractional Shares. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. At the time of each conversion of shares of Series A Preferred Stock, the Corporation shall also issue shares of Common Stock in an amount equal to all dividends declared and unpaid on the shares of Series A Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to occur, valued at the Conversion Price. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (c)  Automatic Conversion.

          (i) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price on the earliest of:

               (1)  December 17, 2004; or

               (2) immediately prior to the effective time of any merger, sale of assets, reorganization or like event in which the Corporation is not the surviving entity (if such event occurs prior to June 17, 1999, then the Conversion Price shall be equal to the fair value of the consideration to be received by the holder of a share of Common Stock, as determined in good faith by the Corporation's Board of Directors, but in no event greater than $2.75), or

               (3) upon the written election of the holders of not less than a majority in voting power of the then outstanding shares of Series A Preferred Stock to require such mandatory conversion.

          (ii) Upon the occurrence of an event specified in Section 3(c)(i) hereof, all shares of Series A Preferred Stock shall be converted automatically without any further action by any holder of such shares and whether or not the certificate(s) representing such shares are surrendered to the Corporation or the transfer agent for the Series A Preferred Stock; provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificate(s) evidencing such shares of Series A Preferred Stock being converted are either delivered to the Corporation or the transfer agent for the Series A Preferred Stock, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith ("Indemnity Agreement"), except that such holder shall not be required to provide any indemnity bond. Upon the automatic conversion of Series A Preferred Stock, each holder of Series A Preferred Stock shall surrender the certificate(s) representing such holder's shares of Series A Preferred Stock or the aforesaid Indemnity Agreement at the office of the Corporation or of the transfer agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate(s), a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon the automatic conversion of Series A Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

     (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after December 17, 1997 (the "Original Issuance Date") effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issuance Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (e)  Adjustment for Certain Dividends and Distributions.

          (1) In the event the Corporation at any time or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

               (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (2) For the purposes of Section 3(e)(1) hereof, the total number of shares of Common Stock deemed to be issued and outstanding shall include (i) all shares of Common Stock issuable on conversion of all shares of Series A Preferred Stock outstanding and (ii) all shares of Common Stock issued and outstanding and entitled to receive such dividend.

     (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, including a cash dividend, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation and/or cash that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for herein during such period.

     (g) Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for in Section 3(c), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

     (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of Series A Preferred Stock.

     (i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     (j) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Series A Preferred Stock.

     (k) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of any shares of Series A Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer to a name other than that of the holder of such Series A Preferred Stock.

                                   SECTION 4.
                                 VOTING RIGHTS


     Except as otherwise required by law or by Section 7, the holders of Series A Preferred Stock shall not have the right to vote on any matter submitted to a vote of the stockholders of the Corporation. With respect to all questions as to which, under law, stockholders are entitled to vote by classes, the holders of Series A Preferred Stock shall vote together as a single class separately from the holders of Common Stock.

                                   SECTION 5.
                   NO REISSUANCE OF SERIES A PREFERRED STOCK


     No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                                   SECTION 6.
                              PROTECTIVE COVENANT


     The Corporation shall not, without the affirmative vote or written consent of the holders of a majority of the then issued and outstanding shares of Series A Preferred Stock, amend its Certificate of Incorporation or adopt a resolution of the Board of Directors to provide for the creation or issuance of any class or series of capital stock which shall rank pari passu or senior to the Series A Preferred Stock in priority to receive the liquidation preference on the Series A Preferred Stock."

          5. The amendment to the Certificate of Incorporation herein certified has been duly adopted in the manner and by the vote prescribed by
Section 242 of the General Corporation Law of the State of Delaware.

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

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate signed by its President and Chief Executive Officer and attested by its Secretary this 25th day of May, 1999.

                            VIMRX PHARMACEUTICALS INC.

                            By:   /s/ Richard L. Dunning
                               ----------------------------------------
                                  Richard L. Dunning
                                  President and Chief Executive Officer

Attest:


By:   /s/ Lowell S. Lifschultz
   ------------------------------------
      Lowell S. Lifschultz
      Secretary








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